Exhibit 99.1

First National Corporation Reports 17% Increase in Fourth Quarter 2019 Net Income

STRASBURG, Va., January 28, 2020 --- First National Corporation (the “Company” or “First National”) (NASDAQ:FXNC) reported net income of $2.7 million, or $0.55 per diluted share, for the fourth quarter of 2019, which resulted in a return on average assets of 1.36% and a return on average equity of 14.10%. This was a $395 thousand, or 17%, increase compared to net income for the fourth quarter of 2018, which totaled $2.3 million or $0.47 per diluted share, and a return on average assets of 1.22% and a return on average equity of 14.15%.

For the year ended December 31, 2019, net income totaled $9.6 million, or $1.92 per diluted share, which resulted in return on assets of 1.23% and return on equity of 13.19%. This compares to net income of $10.1 million, or $2.04 per diluted share, for the year ended December 31, 2018.

Highlights for the fourth quarter of 2019:

•	Return on average equity of 14.10%
•	Return on average assets of 1.36%
•	Wealth management revenue increased $53 thousand, or 12%
•	Net gains on sale of loans increased $66 thousand
•	Total assets increased 6% to $800.0 million at year end
•	Nonperforming assets decreased to 0.18% of assets

“First National Corporation produced strong results in the fourth quarter of 2019 to finish a year of solid performance for the Company,” said Scott C. Harvard, President and CEO of First National. Harvard added, “Although lower market rates and a flat yield curve caused net interest margin compression, we are pleased with six percent loan growth and five percent deposit growth during the year. In addition, wealth management revenue has consistently increased from growth in the number of accounts under management and their market values. Going forward, we plan to focus on operating efficiently and expanding our customer portfolios by offering the latest banking products and delivering superior service.”

BALANCE SHEET

Total assets of First National increased $47.1 million, or 6%, to $800.0 million at December 31, 2019, compared to $753.0 million at December 31, 2018. The earning asset composition was unchanged as loans, net of the allowance for loan losses, increased $31.6 million, or 6%, and securities and interest-bearing deposits in banks increased $16.3 million, or 10%.

Total deposits increased $35.9 million, or 5%, to $706.4 million at December 31, 2019, compared to $670.6 million at December 31, 2018. There was a slight change in the deposit composition as noninterest-bearing deposits was unchanged at 27% of total deposits, while savings and interest-bearing demand deposits increased from 55% to 57% of total deposits and time deposits decreased from 18% to 16% of total deposits.

Shareholders’ equity increased $10.5 million to $77.2 million at December 31, 2019, compared to $66.7 million one year ago, primarily from a $7.8 million increase in retained earnings and a $2.5 million increase in accumulated other comprehensive income. Tangible common equity totaled $77.0 million at the end of the fourth quarter, an increase of 16% compared to $66.2 million one year ago. The Company’s wholly owned subsidiary, First Bank (the “Bank”), was considered well capitalized at December 31, 2019.

ANALYSIS OF THE THREE-MONTH PERIOD

Net interest income decreased $90 thousand, or 1%, to $7.1 million for the fourth quarter of 2019, compared to the same period of 2018. The decrease resulted from a 26 basis point decrease in net interest margin, which was partially offset by a 6% increase in average earning assets. The decrease in the net interest margin resulted from a 10 basis point increase in interest expense as a percent of average earning assets and a 16 basis point decrease in the yield on average earning assets.

The lower yield on average earning assets was primarily attributable to a 14 basis point decrease in the yield on loans. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased 16 basis points.

Noninterest income increased $62 thousand, or 3%, to $2.3 million, compared to the same period of 2018. Wealth management fees increased $53 thousand, or 12%, fees for other customer services increased $27 thousand, or 18%, income from bank owned life insurance increased $26 thousand, or 27%, and net gains on sale of loans increased $66 thousand. These increases were partially offset by a $61 thousand, or 7%, decrease in service charges on deposits, and a $63 thousand decrease in other operating income.

Noninterest expense decreased $277 thousand, or 5%, to $5.8 million, compared to the same period one year ago. The decrease was primarily attributable to a $113 thousand, or 3%, decrease in salaries and employee benefits, a $27 thousand, or 17%, decrease in marketing expense, a $32 thousand, or 9%, decrease in legal and professional fees, a $121 thousand decrease in FDIC assessment, and a $38 thousand decrease in amortization expense of core deposit intangibles. These decreases were partially offset by a $53 thousand, or 30%, increase in ATM and check card expense.

ANALYSIS OF THE TWELVE-MONTH PERIOD

Net interest income increased $384 thousand, or 1%, to $28.0 million for the year ended December 31, 2019, compared to $27.6 million for the same period of 2018. The increase resulted from higher average earning asset balances, which was partially offset by a lower net interest margin. Average earning asset balances increased 3%, while the net interest margin decreased 5 basis points to 3.88%. The decrease in the net interest margin resulted from a 17 basis point increase in interest expense as a percent of average earning assets, which was partially offset by a 12 basis point increase in the yield on average earning assets.

The higher yield on average earning assets was attributable to a change in the average earning asset composition, a 6 basis point increase in the yield on loans, and a 23 basis point increase in the yield on interest-bearing deposits in banks. The change in the earning asset composition favorably impacted the yield on average earning assets as loans increased from 75% to 77% of average earning assets, while interest-bearing deposits in banks and securities decreased from 25% to 23% of average earning assets. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 26 basis points.

Noninterest income decreased $605 thousand to $8.6 million, compared to the same period of 2018. The decrease was primarily attributable to a $252 thousand, or 8%, decrease in service charges on deposits, a $384 thousand decrease in income from bank-owned life insurance, and a $400 thousand decrease in other operating income. These decreases were partially offset by a $74 thousand, or 3%, increase in ATM and check card fees, a $186 thousand, or 11%, increase in wealth management fees, an $85 thousand, or 14% increase in fees for other customer services, and an $84 thousand increase in net gains on sales of loans.

The decrease in income from bank-owned life insurance resulted from a death benefit recorded in the first quarter of 2018. The decrease in other operating income was impacted by the termination of the Company’s pension plan and subsequent distribution of plan assets in the prior year, which resulted in a one-time increase in other operating income of $126 thousand during the first quarter of 2018, as well as revenue earned during the prior year from a settlement and release agreement related to brokerage services.

Noninterest expense increased $557 thousand, or 2%, to $24.3 million, compared to the same period one year ago. The increase was primarily attributable to a $280 thousand, or 2%, increase in salaries and employee benefits, a $54 thousand, or 3%, increase in occupancy expense, a $103 thousand, or 19%, increase in marketing expense, a $100 thousand, or 10%, increase in legal and professional fees, an $88 thousand, or 11%, increase in ATM and check card expense, a $70 thousand, or 15%, increase in bank franchise tax, and a $202 thousand, or 8%, increase in other operating expense. These increases were partially offset by a $249 thousand decrease in FDIC assessments and a $156 thousand decrease in amortization expense of core deposit intangibles.

The increase in marketing expense was attributable to strategic initiatives. The increase in legal and professional fees resulted from an increase in investment advisory costs of the wealth management department, legal fees, and consulting expenses related to bank compliance testing and implementation of new accounting standards. The increase in investment advisory costs correlated with the increase in wealth management revenue, when comparing the same periods. The increase in other operating expense was primarily attributable to fraud losses on ATM and debit card transactions and costs of listing the Company’s common stock on the Nasdaq Capital Market stock exchange.

ASSET QUALITY/LOAN LOSS PROVISION

Provision for loan losses totaled $250 thousand for the fourth quarter of 2019, compared to $500 thousand for the same period of 2018. Net charge-offs totaled $228 thousand for the fourth quarter of 2019, compared to $292 thousand for the fourth quarter of 2018. Nonperforming assets totaled $1.5 million, or 0.18% of total assets at December 31, 2019, compared to $3.2 million, or 0.42% of total assets, one year ago. The allowance for loan losses totaled $4.9 million, or 0.86% of total loans, and $5.0 million, or 0.92% of total loans, at December 31, 2019 and 2018, respectively.

The provision for loan losses totaled $450 thousand for the year ended December 31, 2019, compared to $600 thousand for the year ended December 31, 2018. Net charge-offs totaled $525 thousand for the year ended December 31, 2019, compared to $917 thousand for the same period of 2018.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ:FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, one loan production office, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
shavard@fbvirginia.com	sbell@fbvirginia.com

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Income Statement
Interest income
Interest and fees on loans	$7,333	$7,429	$7,200	$6,996	$7,106
Interest on deposits in banks	163	97	133	110	105
Interest on securities
Taxable interest	627	645	696	737	771
Tax-exempt interest	156	157	159	156	153
Dividends	27	26	26	24	24
Total interest income	$8,306	$8,354	$8,214	$8,023	$8,159
Interest expense
Interest on deposits	$1,042	$1,089	$1,051	$922	$798
Interest on federal funds purchased	—	1	—	—	—
Interest on subordinated debt	91	90	90	89	91
Interest on junior subordinated debt	98	103	108	111	105
Interest on other borrowings	—	—	—	2	—
Total interest expense	$1,231	$1,283	$1,249	$1,124	$994
Net interest income	$7,075	$7,071	$6,965	$6,899	$7,165
Provision for loan losses	250	—	200	—	500
Net interest income after provision for loan losses	$6,825	$7,071	$6,765	$6,899	$6,665
Noninterest income
Service charges on deposit accounts	$753	$757	$715	$701	$814
ATM and check card fees	654	586	573	517	642
Wealth management fees	496	477	458	437	443
Fees for other customer services	181	177	153	175	154
Income from bank owned life insurance	123	131	99	103	97
Net gains (losses) on securities	1	—	—	—	(1)
Net gains on sale of loans	89	34	25	22	23
Other operating income	44	29	12	30	107
Total noninterest income	$2,341	$2,191	$2,035	$1,985	$2,279
Noninterest expense
Salaries and employee benefits	$3,193	$3,556	$3,375	$3,443	$3,306
Occupancy	415	398	401	438	424
Equipment	406	410	409	420	410
Marketing	128	143	239	141	155
Supplies	88	86	91	73	91
Legal and professional fees	311	231	303	241	343
ATM and check card expense	231	225	225	216	178
FDIC assessment	(53)	(6)	35	69	68
Bank franchise tax	136	136	136	130	117
Data processing expense	179	174	179	173	173
Amortization expense	61	71	80	90	99
Other real estate owned expense (income), net	1	—	—	—	—
Net loss on disposal of premises and equipment	14	—	—	—	—
Other operating expense	694	762	757	664	717
Total noninterest expense	$5,804	$6,186	$6,230	$6,098	$6,081
Income before income taxes	$3,362	$3,076	$2,570	$2,786	$2,863
Income tax expense	646	583	484	525	542
Net income	$2,716	$2,493	$2,086	$2,261	$2,321

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Common Share and Per Common Share Data
Net income, basic	$0.55	$0.50	$0.42	$0.46	$0.47
Weighted average shares, basic	4,968,574	4,966,641	4,963,737	4,960,264	4,957,055
Net income, diluted	$0.55	$0.50	$0.42	$0.46	$0.47
Weighted average shares, diluted	4,972,535	4,969,126	4,965,822	4,964,134	4,960,597
Shares outstanding at period end	4,969,716	4,968,277	4,964,824	4,963,487	4,957,694
Tangible book value at period end	$15.50	$15.11	$14.60	$13.97	$13.35
Cash dividends	$0.09	$0.09	$0.09	$0.09	$0.05

Key Performance Ratios
Return on average assets	1.36%	1.27%	1.08%	1.21%	1.22%
Return on average equity	14.10%	13.31%	11.76%	13.47%	14.15%
Net interest margin	3.79%	3.87%	3.88%	3.97%	4.05%
Efficiency ratio (1)	60.50%	65.65%	67.94%	67.23%	62.99%

Average Balances
Average assets	$795,391	$780,376	$773,574	$757,910	$753,112
Average earning assets	745,721	730,865	724,909	709,690	706,323
Average shareholders’ equity	76,424	74,291	71,124	68,089	65,077

Asset Quality
Loan charge-offs	$281	$156	$219	$228	$374
Loan recoveries	53	73	68	165	82
Net charge-offs	228	83	151	63	292
Non-accrual loans	1,459	1,566	1,775	1,915	3,172
Other real estate owned, net	—	—	—	—	—
Nonperforming assets	1,459	1,566	1,775	1,915	3,172
Loans 30 to 89 days past due, accruing	2,372	902	792	1,002	1,446
Loans over 90 days past due, accruing	97	113	19	133	235
Troubled debt restructurings, accruing	—	—	—	259	264
Special mention loans	6,069	1,458	2,610	1,910	2,078
Substandard loans, accruing	3,410	3,758	2,825	3,132	3,522

Capital Ratios (2)
Total capital	$85,439	$83,591	$82,078	$80,780	$74,697
Tier 1 capital	80,505	78,679	77,083	75,834	69,688
Common equity tier 1 capital	80,505	78,679	77,083	75,834	69,688
Total capital to risk-weighted assets	14.84%	14.57%	14.24%	14.49%	13.62%
Tier 1 capital to risk-weighted assets	13.99%	13.71%	13.37%	13.60%	12.71%
Common equity tier 1 capital to risk-weighted assets	13.99%	13.71%	13.37%	13.60%	12.71%
Leverage ratio	10.13%	10.09%	9.96%	10.01%	9.26%

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Balance Sheet
Cash and due from banks	$9,675	$11,885	$12,354	$10,862	$13,378
Interest-bearing deposits in banks	36,110	18,488	10,716	31,833	15,240
Securities available for sale, at fair value	120,983	114,568	119,510	121,202	99,857
Securities held to maturity, at amortized cost	17,627	18,222	18,828	19,489	43,408
Restricted securities, at cost	1,806	1,806	1,701	1,701	1,688
Loans held for sale	167	1,098	675	200	419
Loans, net of allowance for loan losses	569,412	566,341	569,959	545,529	537,847
Premises and equipment, net	19,747	19,946	20,182	20,282	20,066
Accrued interest receivable	2,065	2,053	2,163	2,143	2,113
Bank owned life insurance	17,447	17,324	17,193	17,094	13,991
Core deposit intangibles, net	170	231	302	382	472
Other assets	4,839	5,231	4,801	4,361	4,490
Total assets	$800,048	$777,193	$778,384	$775,078	$752,969

Noninterest-bearing demand deposits	$189,623	$189,797	$186,553	$189,261	$181,964
Savings and interest-bearing demand deposits	399,255	376,047	385,399	377,673	369,383
Time deposits	117,564	119,777	117,863	117,290	119,219
Total deposits	$706,442	$685,621	$689,815	$684,224	$670,566
Other borrowings	—	—	—	5,000	—
Subordinated debt	4,983	4,978	4,974	4,969	4,965
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	2,125	1,999	1,507	1,878	1,485
Total liabilities	$722,829	$701,877	$705,575	$705,350	$686,295

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,212	6,210	6,206	6,204	6,197
Surplus	7,700	7,648	7,566	7,515	7,471
Retained earnings	62,583	60,314	58,268	56,629	54,814
Accumulated other comprehensive income (loss), net	724	1,144	769	(620)	(1,808)
Total shareholders’ equity	$77,219	$75,316	$72,809	$69,728	$66,674
Total liabilities and shareholders’ equity	$800,048	$777,193	$778,384	$775,078	$752,969

Loan Data
Mortgage loans on real estate:
Construction and land development	$43,164	$45,193	$46,281	$48,948	$45,867
Secured by farmland	900	916	855	883	880
Secured by 1-4 family residential	229,438	226,828	225,820	217,527	215,945
Other real estate loans	235,655	232,151	236,515	220,513	218,673
Loans to farmers (except those secured by real estate)	1,423	1,461	1,006	806	1,035
Commercial and industrial loans (except those secured by real estate)	48,730	49,096	48,347	45,239	43,570
Consumer installment loans	10,400	11,040	11,572	11,890	12,061
Deposit overdrafts	374	263	208	204	275
All other loans	4,262	4,305	4,350	4,465	4,550
Total loans	$574,346	$571,253	$574,954	$550,475	$542,856
Allowance for loan losses	(4,934)	(4,912)	(4,995)	(4,946)	(5,009)
Loans, net	$569,412	$566,341	$569,959	$545,529	$537,847

FIRST NATIONAL CORPORATION

Quarterly Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$7,333	$7,429	$7,200	$6,996	$7,106
Interest income – investments and other	973	925	1,014	1,027	1,053
Interest expense – deposits	(1,042)	(1,089)	(1,051)	(922)	(798)
Interest expense – federal funds purchased	—	(1)	—	—	—
Interest expense – subordinated debt	(91)	(90)	(90)	(89)	(91)
Interest expense – junior subordinated debt	(98)	(103)	(108)	(111)	(105)
Interest expense – other borrowings	—	—	—	(2)	—
Total net interest income	$7,075	$7,071	$6,965	$6,899	$7,165
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$10	$9	$10	$11	$11
Tax benefit realized on non-taxable interest income – municipal securities	41	43	42	41	42
Total tax benefit realized on non-taxable interest income	$51	$52	$52	$52	$53
Total tax-equivalent net interest income	$7,126	$7,123	$7,017	$6,951	$7,218

FIRST NATIONAL CORPORATION

Year-to-Date Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Year Ended
	December 31,	December 31,
	2019	2018
Income Statement
Interest income
Interest and fees on loans	$28,958	$26,874
Interest on deposits in banks	503	539
Interest on securities
Taxable interest	2,705	3,024
Tax-exempt interest	628	610
Dividends	103	91
Total interest income	$32,897	$31,138
Interest expense
Interest on deposits	$4,104	$2,755
Interest on federal funds purchased	1	—
Interest on subordinated debt	360	360
Interest on junior subordinated debt	420	397
Interest on other borrowings	2	—
Total interest expense	$4,887	$3,512
Net interest income	$28,010	$27,626
Provision for loan losses	450	600
Net interest income after provision for loan losses	$27,560	$27,026
Noninterest income
Service charges on deposit accounts	$2,926	$3,178
ATM and check card fees	2,330	2,256
Wealth management fees	1,868	1,682
Fees for other customer services	686	601
Income from bank owned life insurance	456	840
Net gains (losses) on securities	1	(1)
Net gains on sale of loans	170	86
Other operating income	115	515
Total noninterest income	$8,552	$9,157
Noninterest expense
Salaries and employee benefits	$13,567	$13,287
Occupancy	1,652	1,598
Equipment	1,645	1,649
Marketing	651	548
Supplies	338	334
Legal and professional fees	1,086	986
ATM and check card expense	897	809
FDIC assessment	45	294
Bank franchise tax	538	468
Data processing expense	705	673
Amortization expense	302	458
Other real estate owned expense (income), net	1	(20)
Net loss on disposal of premises and equipment	14	2
Other operating expense	2,877	2,675
Total noninterest expense	$24,318	$23,761
Income before income taxes	$11,794	$12,422
Income tax expense	2,238	2,287
Net income	$9,556	$10,135

FIRST NATIONAL CORPORATION

Year-to-Date Performance Summary

(in thousands, except share and per share data)

	(unaudited)
	For the Year Ended
	December 31,	December 31,
	2019	2018
Common Share and Per Common Share Data
Net income, basic	$1.92	$2.05
Weighted average shares, basic	4,964,832	4,953,537
Net income, diluted	$1.92	$2.04
Weighted average shares, diluted	4,967,932	4,956,376
Shares outstanding at period end	4,969,716	4,957,694
Tangible book value at period end	$15.50	$13.35
Cash dividends	$0.36	$0.20

Key Performance Ratios
Return on average assets	1.23%	1.34%
Return on average equity	13.19%	16.36%
Net interest margin	3.88%	3.93%
Efficiency ratio (1)	65.27%	63.05%

Average Balances
Average assets	$776,933	$754,457
Average earning assets	727,904	707,575
Average shareholders’ equity	72,451	61,933

Asset Quality
Loan charge-offs	$884	$1,169
Loan recoveries	359	252
Net charge-offs	525	917

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$28,958	$26,874
Interest income – investments and other	3,939	4,264
Interest expense – deposits	(4,104)	(2,755)
Interest expense – federal funds purchased	(1)	—
Interest expense – subordinated debt	(360)	(360)
Interest expense – junior subordinated debt	(420)	(397)
Interest expense – other borrowings	(2)	—
Total net interest income	$28,010	$27,626
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$40	$44
Tax benefit realized on non-taxable interest income – municipal securities	167	163
Total tax benefit realized on non-taxable interest income	$207	$207
Total tax-equivalent net interest income	$28,217	$27,833

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities.  Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes; however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.